As filed with the Securities and Exchange Commission on August 27, 1996
                                                 Registration No. 333-_____


                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                            FORM S-3
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933


                        STORAGE USA, INC.
     (Exact name of registrant as specified in its charter)

           TENNESSEE                         62-1251239
(State or other jurisdiction              (I.R.S. Employer
 of incorporation or organization)         Identification No.)

            10440 Little Patuxent Parkway, Suite 1100
                    Columbia, Maryland 21044
                         (410) 730-9500
       (Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

                        Mr. Dean Jernigan
              Chairman and Chief Executive Officer
                        Storage USA, Inc.
            10440 Little Patuxent Parkway, Suite 1100
                    Columbia, Maryland 21044
                         (410) 730-9500
        (Name, address, including zip code, and telephone
       number, including area code, of agent for service)

                            Copy to:
                      Mr. Randall S. Parks
                        Hunton & Williams
                  Riverfront Plaza, East Tower
                      951 East Byrd Street
                  Richmond, Virginia 23219-4074

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement in light of market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

                      CALCULATION OF REGISTRATION FEE



Title of Each   Aggregate    Proposed Maximum  Proposed Maximum    Amount of
Class of        Amount to    Offering Price    Aggregate Offering Registration
Securities to  be Registered    Per Unit(1)        Price(1)          Fee(2)
be Registered

Common Stock,
par value $.01  $100,000,000       (3)           $100,000,000      $34,483

(1)Estimated solely for purposes of calculating the registration fee.
(2)The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(3)Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




            SUBJECT TO COMPLETION, DATED AUGUST 27, 1996

Prospectus
                            $100,000,000

                          Storage USA, Inc.

                            Common Stock


        Storage USA, Inc. (the "Company") intends to issue from time to time its shares of Common Stock, $.01 par value ("Common Stock"), having an aggregate initial public offering price not to exceed $100,000,000, on terms to be determined at the time of sale. The number of shares offered and the initial public offering price will be set forth in the applicable Prospectus Supplement. The Common Stock will be listed on the New York Stock Exchange.

        The Common Stock may be offered directly, through agents designated from time to time by the Company, or to or through underwriters or dealers.
If any designated agents or any underwriters are involved in the sale of Common Stock, they will be identified and their compensation will be described in the applicable Prospectus Supplement. See "Plan of Distribution." No Common Stock may be sold without delivery of the applicable Prospectus Supplement.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
         OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
            ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                 REPRESENTATION TO THE CONTRARY IS A
                          CRIMINAL OFFENSE.


        THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT
       PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.  ANY
             REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


          The date of this Prospectus is __________, 1996.

     IN CONNECTION WITH AN OFFERING OF COMMON STOCK, THE UNDERWRITERS, IF ANY, FOR SUCH OFFERING MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF SUCH COMMON STOCK AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Suite 1300, 7 World Trade Center, New York, New York 10048, and can also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees or from the Commission's site on the World Wide Web at http://www.sec.gov.

     This Prospectus is part of a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the Commission. For further information, reference is made to the Registration Statement.


         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (Commission File No. 001-12910) under the Exchange Act are hereby incorporated by reference in this Prospectus: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1995 as amended by Form 10-K/A filed June 28, 1996; (ii) the Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1996, as amended by Form 10-Q/A filed June 28, 1996, and the quarter ended June 30, 1996; (iii) the Company's Current Reports on Form 8-K filed on March 7, April 1, April 5 and August 2, 1996, and the Company's Current Report on Form 8-K filed on June 21, 1996, as amended by Form 8-K/A filed on July 17, 1996; and (iv) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on March 15, 1994, under the Exchange Act, including any reports filed under the Exchange Act for the purpose of updating such description. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of all of the Common Stock shall be deemed to be incorporated by reference herein.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in any accompanying Prospectus Supplement relating to a specific offering of Common Stock or in any other subsequently filed document, as the case may be, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any accompanying Prospectus Supplement.

     The Company will provide on request and without charge to each person to whom this Prospectus is delivered a copy (without exhibits) of any or all documents incorporated by reference into this Prospectus. Requests for such copies should be directed to Storage USA, Inc., 10440 Little Patuxent Parkway, Suite 1100, Columbia, Maryland 21044, Attention: Secretary (telephone 401/730-9500).

                           THE COMPANY

     Storage USA, Inc. was formed in 1985 to own, develop, construct and operate self storage facilities throughout the United States. On March 23, 1994, the Company completed an initial public offering of its common stock and became a self-managed, self-advised real estate investment trust engaged in the business of owning, managing, acquiring and developing self-storage facilities. The Company operates through SUSA Partnership, L.P. (the "Operating Partnership"), of which it is the sole general partner and in which it owns approximately a 94% interest, and through SUSA Management, Inc., which provides self-storage management and ancillary services to the Operating Partnership and in which the Operating Partnership owns a 99% economic interest.

     At July 31, 1996, the Company owned 207 facilities containing 13.9 million net rentable square feet in 29 states and the District of Columbia and managed for others 16 facilities containing an additional 1.0 million net rentable square feet. Average physical and economic occupancy for the facilities owned by the Company at July 31, 1996, were 90% and 83%, respectively. Average weighted annual rent per square foot for these facilities was $9.42.

     The Company is incorporated in Tennessee. Its executive offices are located at 10440 Little Patuxent Parkway, Suite 1100, Columbia, Maryland 21044, and its telephone number is (410) 730-9500.


                         USE OF PROCEEDS

     The Company will contribute the net proceeds of any sale of Common Stock to the Operating Partnership in exchange for additional units of partnership interest. Unless otherwise set forth in the applicable Prospectus Supplement, the net proceeds from the sale of any Common Stock will be used by the Company and the Operating Partnership for general corporate purposes, which may include repayment of indebtedness, making improvements to properties and the acquisition of additional properties.



                  DESCRIPTION OF CAPITAL STOCK

General

     The Company is authorized to issue 150,000,000 shares of Common Stock, $.01 par value, and 5,000,000 shares of Preferred Stock, $.01 par value ("Preferred Stock"). At August 14, 1996, there were 21,474,692 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.

     The following information with respect to the capital stock of the Company is subject to the detailed provisions of the Company's Amended Charter (the "Charter") and Amended and Restated Bylaws (the "Bylaws"), as currently in effect. These statements do not purport to be complete, or to give full effect to the provisions of statutory or common law, and are subject to, and are qualified in their entirety by reference to, the terms of the Charter and Bylaws.

Common Stock

     The holders of Common Stock are entitled to one vote per share on all matters voted on by shareholders, including elections of directors. Except as otherwise required by law or provided in any resolution adopted by the Board of Directors with respect to any series of Preferred Stock, the holders of such shares of Common Stock exclusively possess all voting power. The Charter does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of Preferred Stock, the holders of Common Stock are entitled to such distributions as may be declared from time to time by the Board of Directors from funds available therefor, and upon liquidation are entitled to receive pro rata all assets of the Company available for distribution to such holders. All shares of Common Stock issued will be fully paid and nonassessable, and the holders thereof will not have preemptive rights. Pursuant to the terms of a Stock Purchase Agreement, dated as of March 1, 1996, as amended (the "Stock Purchase Agreement"), among the Company, Security Capital Holdings, S.A. and Security Capital US Realty ("Security Capital"), Security Capital has been granted the right to purchase, under certain circumstances, shares of the Company's Common Stock in connection with future issuances by the Company.

     The Transfer Agent for the Common Stock is First Union National Bank of North Carolina, Charlotte, North Carolina. The Common Stock is traded on the NYSE under the symbol "SUS." The Company will apply to the NYSE to list the additional shares of Common Stock to be sold pursuant to any Prospectus Supplement, and the Company anticipates that such shares will be so listed.


            RESTRICTIONS ON TRANSFER OF CAPITAL STOCK

     For the Company to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), shares of capital stock must be held by a minimum of 100 persons for at least 335 days in each taxable year following its 1994 taxable year or during a proportionate part of a shorter taxable year. In addition, at all times during the second half of each taxable year following its 1994 taxable year, no more than 50% in value of the shares of beneficial interest of the Company may be owned, directly or indirectly and by applying certain constructive ownership rules, by five or fewer individuals (the "5/50 Rule"). Because the Board of Directors believes it is essential for the Company to continue to qualify as a REIT, the Charter restricts the acquisition of shares of Common Stock (the "Ownership Limitation").

     The Ownership Limitation provides that, subject to certain exceptions specified in the Charter, no shareholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the outstanding shares of Common Stock. Pursuant to a Strategic Alliance Agreement, dated as of March 19, 1996, among the Company and Security
Capital, the Board of Directors of the Company proposed, and the shareholders approved, an amendment to the Charter that provides that Security Capital and its affiliates may beneficially own, in the aggregate, up to 37.5% of the common stock of the Company (the "Special Shareholder Limit"). The Ownership Limitation prevents any non-U.S. holder (other than Security Capital and its affiliates) from acquiring additional shares of the Company's capital stock if, as a result of such acquisition, the Company would fail to qualify as a domestically-controlled REIT (computed assuming that Security Capital owns the maximum percentage of the Company's capital stock that it is permitted to own under the Special Shareholder Limit).

     The Ownership Limitation also provides that if any holder of capital stock of the Company purports to transfer shares to a person or there is a change in the capital structure of the Company, and either the purported transfer or the change in capital structure would result in the Company failing to qualify as a REIT, or such transfer or the change in capital structure would cause the transferee to hold shares in excess of the applicable ownership limit, then the capital stock being transferred (or in the case of an event other than a transfer, the capital stock beneficially owned) that would cause one or more of the restrictions on ownership or transfer to be violated shall be automatically transferred to a trust for the benefit of a designated charitable beneficiary. The purported transferee of such shares shall have no right to receive dividends or other distributions with respect to such shares and shall have no right to vote such shares. Any dividends or other distributions paid to such purported transferee prior to the discovery by the Company that the shares have been transferred to a trust shall be paid upon demand to the trustee of the trust for the benefit of the charitable beneficiary. The trustee of the trust will have all rights to dividends with respect to shares of capital stock held in trust, which rights will be exercised for the exclusive benefit of the charitable beneficiary.
Any dividends or distributions paid over to the trustee will be held in trust for the charitable beneficiary. The trustee shall designate a transferee of such stock so long as the ownership of such shares of stock by the transferee would not violate the restrictions on ownership or transfer. Upon the sale of such shares, the purported transferee shall receive the lesser of (A)(i) the price per share such purported transferee paid for the capital stock in the purported transfer that resulted in the transfer of shares of capital stock to the trust, or (ii) if the transfer or other event that resulted in the transfer of shares of capital stock to the trust was not a transaction in which the purported record transferee gave full value for such shares, a price per share equal to the market price on the date of the purported transfer or other event that resulted in the transfer of the shares to the trust, and (B) the price per share received by the trustee from the sale or other disposition of the shares held in the trust.

     The Board of Directors may grant an exemption for the Ownership Limitation to any person so requesting, so long as (A) the Board has determined that such exemption will not result in the Company being "closely held" within the meaning of Section 856(h) of the Code, and (B) such person provides to the Board such representations and undertakings as the Board may require.


                      PLAN OF DISTRIBUTION

     The Company may sell Common Stock in or outside the United States to or through underwriters or may sell Common Stock to investors directly or through designated agents. Any such underwriter or agent involved in the offer and sale of the Common Stock will be named in the applicable Prospectus Supplement.

     Underwriters may offer and sell the Common Stock at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company also may, from time to time, authorize underwriters acting as agents to offer and sell the Common Stock upon the terms and conditions set forth in any Prospectus Supplement. Underwriters may sell Common Stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions (which may be changed from time to time) from the underwriters and/or from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Common Stock and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Common Stock may be deemed to be underwriters, and any discounts and commissions received by them from the Company or from purchasers of Common Stock and any profit realized by them on resale of the Common Stock may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize dealers acting as the Company's agents to solicit offers by certain institutions to purchase Common Stock from the Company at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts (the "Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the principal amount of Common Stock sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with which Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Common Stock covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and
(ii) the Company shall have sold to such underwriters the total principal amount of the Common Stock less the principal amount thereof covered by Contracts. A commission indicated in the Prospectus Supplement will be paid to agents and underwriters soliciting purchases of Common Stock pursuant to Contracts accepted by the Company. Agents and underwriters shall have no responsibility in respect of the delivery or performance of Contracts.

     Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, the Company in the ordinary course of business.

     Up to 3,162,939 shares of Common Stock may be sold by the Company prior to September 30, 1996, at a price of $31.30 per share directly to Security Capital, pursuant to the Stock Purchase Agreement.


                         LEGAL OPINIONS

     The validity of the Common Stock will be passed upon for the Company by Hunton & Williams, Richmond, Virginia.


                             EXPERTS

     The consolidated financial statements of the Company incorporated by reference in its annual report on Form 10-K, and as amended by Form 10-K/A, for the year ended December 31, 1995, and the historical summaries included in the Current Report on Form 8-K, dated April 5, 1996, and Form 8-K/A, dated July 17, 1996, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                         PART II


             INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

     The estimated expenses in connection with the offering are as follows:

     Securities and Exchange Commission registration fee  $ 34,483
     New York Stock Exchange listing fee . . . .            11,000
     Accounting fees and expenses. . . . . . . .             7,000
     Blue Sky fees and expenses. . . . . . . . .             1,000
     Legal fees and expenses . . . . . . . . . .            11,000
     Miscellaneous . . . . . . . . . . . . . . .             1,517
          TOTAL. . . . . . . . . . . . . . . . .           $66,000

Item 15.  Indemnification of Officers and Directors

     The Company's Charter obligates it to indemnify and advance expenses to present and former directors and officers to the maximum extent permitted by Tennessee law. The Tennessee Business Corporation Act ("TBCA") permits a corporation to indemnify its present and former directors and officers, among others, against judgments, settlements, penalties, fines or reasonable expenses incurred with respect to a proceeding to which they may be made a party by reason of their service in those or other capacities if (i) such persons conducted themselves in good faith, (ii) they reasonably believed, in the case of conduct in their official capacities with the corporation, that their conduct was in its best interests and, in all other cases, that their conduct was at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, they had no reasonable cause to believe that their conduct was unlawful.

     Any indemnification by the Company pursuant to the provisions of the Charter described above shall be paid out of the assets of the Company and shall not be recoverable from the shareholders. To the extent that the foregoing indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy and, therefore, unenforceable. The Company has purchased director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.

     The TBCA permits the charter of a Tennessee corporation to include a provision eliminating or limiting the personal liability of its directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision cannot eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or (iii) for unlawful distributions that exceed what could have been distributed without violating the TBCA or the corporation's charter. The Company's Charter contains a provision eliminating the personal liability of its directors or officers to the Company or its shareholders for money damages to the maximum extent permitted by Tennessee law from time to time.

     The Second Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of the Operating Partnership provides, generally, for the indemnification of an "indemnitee" against losses, claims, damages, liabilities, judgments, fines, settlements and other amounts (including reasonable expenses) that relate to the operations of the Operating Partnership unless it is established that (i) the act or omission of the Indemnitee was material and either was committed in bad faith or pursuant to active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. For this purpose, the term "Indemnitee" includes any person made a party to a proceeding by reason of his status as a director or officer of the Operating Partnership, SUSA Management, Inc. or the Company, and such other persons (including affiliates of the Company or the Operating Partnership) as the Company, may designate from time to time in its discretion. Any such indemnification will be made only out of assets of the Operating Partnership, and in no event may an Indemnitee subject the limited partners of the Operating Partnership to personal liability by reason of the indemnification provisions in the Partnership Agreement.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted pursuant to the foregoing provisions or otherwise, the Operating Partnership has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and, therefore, unenforceable. The Operating Partnership has purchased liability insurance for the purpose of providing a source of funds to pay the indemnification described above.

Item 16.  Exhibits

4.1*      Specimen Common Stock Certificate.

4.2**     Amended Charter of the Company

4.3*      Restated and Amended Bylaws of the Company

5         Opinion of Hunton & Williams.

23.1      Consent of Hunton & Williams (included in Exhibit 5).

23.2      Consent of Coopers & Lybrand L.L.P.

24 Power of Attorney (located on the signature page of this Registration Statement)

_______________________________
* Filed as an Exhibit to the Company's Registration Statement on Form S-11, File No. 33-74072, as amended, and incorporated by reference herein.
** Filed as an Exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 333-4556, filed with the Commission on August 27, 1996, and incorporated by reference herein.


Item 17.  Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in subparagraphs (i) and
(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that the in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant further hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland on the 27th day of August, 1996.

                         STORAGE USA, INC.



                         By /s/ Dean Jernigan
                              Dean Jernigan
                              Chairman of the Board and
                              Chief Executive Officer


                        POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 27, 1996. Each of the undersigned officers and directors of the registrant hereby constitutes Dean Jernigan, Thomas R. Robinson and Randall S. Parks, any of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

      Signature                         Title & Capacity

/s/ Dean Jernigan              Chairman of the Board, Chief Executive Officer
     Dean Jernigan               and Director (Principal Executive Officer)

/s/ Thomas E. Robinson         President, Chief Financial Officer and Director
     Thomas E. Robinson        (Principal Financial and Accounting Officer)

/s/ Howard P. Colhoun          Director
     Howard P. Colhoun

/s/ Mark Jorgensen             Director
     Mark Jorgensen

/s/ John P. McCann             Director
     John P. McCann

/s/ Dennis A. Reeve            Director
     Dennis A. Reeve

/s/ Harry J. Thie              Director
     Harry J. Thie


                          EXHIBIT INDEX

Exhibit
Number    Exhibit                                         Page


4.1*      Specimen Common Stock Certificate.

4.2**     Amended Charter of the Company

4.3*      Restated and Amended Bylaws of the Company

5         Opinion of Hunton & Williams.

23.1      Consent of Hunton & Williams (included in Exhibit 5).

23.2      Consent of Coopers & Lybrand L.L.P.

24 Power of Attorney (located on the signature page of this Registration Statement)

_______________________________
* Filed as an Exhibit to the Company's Registration Statement on Form S-11, File No. 33-74072, as amended, and incorporated by reference herein.
** Filed as an Exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 333-4556, filed with the Commission on August 27, 1996, and incorporated by reference herein.